Asset Purchase Agreement

RDA X0342534.docx

EXECUTION VERSION 31.07.2016

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Asset Purchase Agreement

(hereinafter "Agreement")

between

Neoptics AG

Bösch 80A, 6331 Hünenberg, Switzerland

(hereinafter referred to as "Seller")

and

Presbia Ireland, Limited

120-121 Lower Baggot Street, Dublin 2, Republic of Ireland

(hereinafter referred to as "Buyer")

Seller and Purchaser together referred to as the "Parties", and each of them as a "Party"

regarding

the sale, purchase and transfer of certain assets of Seller

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Table of Contents

1.	Definitions4
2.	Objects of Sale and Purpose6
2.1	Sale and Purchase of Assets6
2.1.1	IP Rights6
2.1.2	Equipment and Inventory6
2.1.3	Trademarks6
2.1.4	Documents and Electronic Data7
2.2	No Further Assets7
2.3	Allocation of Revenues and Expenses7
2.4	Transfer of Risk and Benefit7
3.	Purchase Price7
3.1	General7
3.2	Payment of the Purchase Price7
4.	Closing8
4.1	Closing Date and Place of Closing8
4.2	Conditions Precedent to Closing8
4.2.1	Conditions Precedent8
4.2.2	Satisfaction or Waiver of Conditions Precedent8
4.3	Actions before Closing9
4.4	Closing Actions9
4.4.1	Seller's Closing Obligations9
4.4.2	Buyer's Closing Obligations9
5.	Representations and Warranties10
5.1	Representations and Warranties of Seller10
5.1.1	Organisation10
5.1.2	IP Rights10
5.1.3	Equipment and Inventory11
5.1.4	Trademarks11
5.1.5	Documents and Electronic Data12
5.2	Representations and Warranties of Buyer12
5.3	Representations and Warranties Exclusive12
5.4	Remedy of Buyer13
5.4.1	Notice of Breach13

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5.4.2	Seller's Right to Cure and Seller's Liability13
5.4.3	Term of Representations and Warranties14
5.4.4	Exclusion and Limitation of Liability for Matters Disclosed14
5.4.5	Limitations of Remedies of Buyer14
5.5	Remedy of Seller14
5.6	Remedies Exclusive14
6.	Covenants of the Parties15
7.	Miscellaneous Provisions15
7.1	Transaction Costs and Taxes15
7.2	Confidentiality15
7.3	Public Announcements16
7.4	Entire Agreement16
7.5	Amendments and Modifications16
7.6	Notices16
7.7	Severability17
7.8	Transfer and Assignment17
7.9	Governing Law18
7.10	Jurisdiction18

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Preamble

Whereas, Seller is a company duly existing under the laws of Switzerland with registered seat and principal place of business at Bösch 80A in Hünenberg (Zug), Switzerland;

Whereas, Seller was dedicated to the development, the production and the commercialisation of ophthalmological precision instruments, devices and medical products as well as to the acquisition, development and the management of intellectual property rights in the field of ophthalmology and recently resolved to sell its assets, in particular intellectual property, equipment, documents etc. as set out under Section 2.1 hereinafter;

Whereas, Buyer is interested in purchasing assets of Seller ("Transaction"), and Buyer and Seller signed a letter of intent to that effect on 1 July 2016;

Now, therefore, the Parties hereto agree, as follows:

1.	Definitions

Terms used in this Agreement in capitalised form shall have the following meaning:

Agreementshall mean this agreement, including its Annexes.

Annexshall mean an annex to this Agreement.

Assets

shall mean the entirety of the IP Rights, the Equipment and Inventory, the Trademarks, the Documents etc. as set out under Section 2.1 hereinafter, which shall be sold and transferred to Buyer all upon the terms and subject to the conditions set forth in this Agreement.

Business Day	shall mean any full day on which banks in Zurich, Switzerland, are open for the transaction of normal commercial business.
Buyer	shall have the meaning set forth on the cover page of this Agreement.

Capshall have the meaning set forth in Section 5.4.5.

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Closing	shall mean the actual consummation of the Transaction contemplated under this Agreement as set forth in Section 4.
Closing Date	shall mean the date of the Closing of this Transaction as set forth in Section 4.1.
CO	shall mean the Swiss Code of Obligations (OR, Obligationenrecht).

Conditions Precedent shall have the meaning set forth in Section 4.2.1.

Damage shall have the meaning set forth in Section 5.4.2.

De Minimis Amount shall have the meaning set forth in Section 5.4.5.

Documents	shall mean the Technical Dossier including the design and other relevant documents as listed in Annex 4.
Electronic Data	shall mean all items listed in Annex 5

Equipment and Inventory shall mean all items as listed in Annex 2.

IP Rights	shall mean all patents and pending patents as listed in Annex 1.

Notice of Breach shall have the meaning set forth in Section 5.4.1.

Party shall mean Seller or Buyer, as the context may require.

Parties	shall have the meaning set forth on the cover page of this Agreement.

Purchase Price shall have the meaning set forth in Section 3.

Section shall mean a section of this Agreement.

Seller	shall have the meaning set forth on the cover page of this Agreement.

Seller's Representations

and Warranties shall have the meaning set forth in Section 5.1.

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Signing	shall mean the actual signing of this Agreement by the Parties.
Signing Date	shall mean the date of the Signing of this Agreement as set out in Section 2.4.

Trademarks shall mean all trademarks as listed in Annex 3.

Transaction shall mean all transactions contemplated by this Agreement.

Transfer Agreement	shall have the meaning as set forth in Section 4.4.1 as reflected in Annex 5.
2.	Objects of Sale and Purpose
2.1	Sale and Purchase of Assets

The subject of this Agreement is the sale and purchase of the following Assets as per Closing Date:

2.1.1	IP Rights

Seller sells the IP Rights to Buyer and undertakes to assign and to transfer the IP Rights to Buyer as per Closing Date (Annex 1).

2.1.2	Equipment and Inventory

Seller sells all Equipment and Inventory to Buyer and undertakes to transfer all Equipment and Inventory to Buyer at the time of Closing (Annex 2).

2.1.3	Trademarks

Seller sells all Trademarks to Buyer and undertakes to transfer all Trademarks to Buyer at the time of Closing (Annex 3).

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2.1.4	Documents and Electronic Data

Seller sells to Buyer and undertakes to assign and transfer all Documents as listed in Annex 4 and all electronic data as listed in Annex 5.

2.2	No Further Assets

Buyer does not acquire any assets from Seller other than those Assets as set out in Section 2.1 of this Agreement.

2.3	Allocation of Revenues and Expenses

Buyer shall as of and including the Signing Date be responsible for all expenses which become due in relation to the Assets.

2.4	Transfer of Risk and Benefit

The benefit and the risk of the Assets (Übergang von Nutzen und Gefahr) shall pass from Seller to Buyer on the Signing Date.

3.	Purchase Price
3.1	General

The purchase price for the Assets ("Purchase Price") to be paid by Buyer to Seller shall be CHF 1,500,000 (in words: one million and five hundred thousand Swiss Francs).

3.2	Payment of the Purchase Price

The Purchase Price shall be paid by Buyer to Seller in three instalments in immediately available funds to a bank account of Seller as set out in Section 4.4.2.

CHF 500,000 shall be payable on the Signing Date.

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CHF 500,000 shall be payable on the Business Day immediately preceding 31 December 2017.

CHF 500,000 shall be payable on the Business Day immediately preceding 31 December 2018.

4.	Closing
4.1	Closing Date and Place of Closing

The Closing shall take place at the offices of Seller on 2 August 2016.

4.2	Conditions Precedent to Closing
4.2.1	Conditions Precedent

The obligations of each Party to effect the Transaction shall be subject to the satisfaction (or waiver) on the Closing Date of the following conditions precedent ("Conditions Precedent"):

-

no judgement, injunction or order shall have been issued by any competent governmental, regulatory, administrative or judicial authority and no proceedings shall have been instituted which would prohibit the consummation of the Closing;

-	the representations and warranties are true and correct in all material respects.
4.2.2	Satisfaction or Waiver of Conditions Precedent

Each Party shall have the right to waive satisfaction of the conditions set out in Section 4.2.1.

lf any of the Conditions Precedent has not been satisfied or waived prior to or on the Closing Date, this Agreement shall automatically terminate.

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4.3	Actions before Closing

Seller shall give Buyer access for due diligence to all Assets, provided that the first instalment of the Purchase Price is paid on the Signing Date.

4.4	Closing Actions

On the Closing Date, the following actions shall be taken:

4.4.1	Seller's Closing Obligations

At Closing, Seller shall deliver to Buyer the following documents:

-

Annex 1 listing all IP Rights to be transferred according to Section 2.1.1 together with the assignment agreement in the form as set out in Annex 6, according to which the IP Rights are transferred and assigned unconditionally and without reservation to Buyer, duly signed by Seller.

-	Annex 2 listing all Inventory.
-

Annex 3 listing all Trademarks to be transferred according to Section 2.1.3 together with the assignment agreement in the form as set out in Annex 7, according to which the Trademarks are transferred and assigned unconditionally and without reservation to Buyer, duly signed by Seller.

-	Annex 4 listing all Documents and all Documents listed in Annex 4 in electronic format.
-	Annex 5 listing all electronic data and all electronic data listed in Annex 5 in electronic format.

In addition, at Closing, or at any time thereafter, Seller shall transfer to Buyer all items listed in Annex 2. If Buyer does not take possession of these items by 15 September 2016, Buyer is deemed to have waived its claim to the items.

4.4.2	Buyer's Closing Obligations

At Closing, Buyer shall deliver to Seller the following documents:

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-	A copy of the resolution of the board of directors approving the Transaction.
-

A copy of the Swift confirmation issued by the bank of Buyer evidencing that Buyer has paid the first instalment of the Purchase Price according to Section 3.2 of this Agreement on the Signing Date to the following account of Seller:

IBAN:

bank account holder:

bank account number:

bank:

SWIFT/BIC:

clearing number:

reference:

5.	Representations and Warranties
5.1	Representations and Warranties of Seller

Seller hereby represents and warrants to Buyer that the representations and warranties as set forth in this Section 5.1 ("Seller's Representations and Warranties") are true and accurate in all respects as of the Signing Date and as of the Closing Date.

5.1.1	Organisation

Seller is duly incorporated and validly existing under the laws of Switzerland and has all requisite corporate power and authority to own its assets and to carry out its business.

5.1.2	IP Rights

Seller is entitled and empowered to sell and assign all IP Rights as stated in this Agreement.

All IP Rights are free and clear of any pledge, mortgage, lien, charge, encumbrance or other security interest and any rights of third parties.

No claims have been made or threatened in writing by competitors which are challenging the validity or enforceability of the IP Rights.

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There are no assignments, licences, sublicenses, agreements or commitments outstanding or effective granting any other person any right to use, operate under, license or sublicense or otherwise exploit any of the IP Rights.

No IP Rights are the subject of any outstanding order, judgement, injunction, decree, legal or governmental proceedings over covenant restricting or affecting in any material manner the use of the IP Rights.

All applications, registrations, annual fees and other fees in connection the IP Rights that are due before or on the Signing Date have been paid.

5.1.3	Equipment and Inventory

Seller is entitled and empowered to sell and transfer the Inventory as stated in this Agreement to Buyer.

Seller owns good and valid title to the Inventory, free and clear of any pledge, mortgage, lien, charge, encumbrance or other security interest and any rights of third parties.

5.1.4	Trademarks

Seller is entitled and empowered to sell and assign all Trademarks as stated in this Agreement.

All Trademarks are free and clear of any pledge, mortgage, lien, charge, encumbrance or other security interest and any rights of third parties.

No claims have been made or threatened in writing by competitors which are challenging the validity or enforceability of the Trademarks.

There are no assignments, licences, sublicenses, agreements or commitments outstanding or effective granting any other person any right to use, operate under, license or sublicense or otherwise exploit any of the Trademarks.

No Trademarks are the subject of any outstanding order, judgement, injunction, decree, legal or governmental proceedings over covenant restricting or affecting in any material manner the use of the Trademarks.

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All applications, registrations, annual fees and other fees in connection the Trademarks that are due before or on the Signing Date have been paid.

5.1.5	Documents and Electronic Data

Seller is entitled and empowered to sell, assign and transfer all Documents and electronic data as stated in this Agreement to Buyer.

Seller owns good and valid title to the Documents and electronic data, free and clear of any pledge, mortgage, lien, charge, encumbrance or other security interest and any rights of third parties. The transfer of the electronic data and Documents does not infringe any rights of third parties.

5.2	Representations and Warranties of Buyer

Buyer hereby represents and warrants to Seller that the representations and warranties as set forth in this Section 5.2 ("Buyer's Representations and Warranties") are true and accurate in all respects as of the Signing Date and as of the Closing Date.

Buyer is duly incorporated and validly existing under the laws of the Republic of Ireland and has all requisite corporate power and authority to own its assets and to carry out its business.

5.3	Representations and Warranties Exclusive

Each Party acknowledges that, other than as expressly provided in Section 5.1 and Section 5.2, the other Party has not made, and does not make, and that it has not relied and does not rely on, any representation or warranty, express or implied, pertaining to the subject matter of this Agreement.

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5.4	Remedy of Buyer
5.4.1	Notice of Breach

Should Buyer detect any misrepresentation or breach of any of Seller's Representations and Warranties, Buyer shall, within the time period specified in Section 5.4.3, deliver to Seller a notice in writing describing the facts and the claim in reasonable detail (the "Notice of Breach"). If Buyer fails to deliver a Notice of Breach within the period of time specified in Section 5.4.3, the respective claims of Buyer for misrepresentation or breach of any of Seller's Representations and Warranties shall be precluded and forfeited (verwirkt).

If Seller has received a Notice of Breach in accordance with paragraph 1 of this Section within the time periods set forth in Section 5.4.3, and any claims in relation to such Notice of Breach have not been settled between the parties within a period of 60 (sixty) Business Days from the date of such Notice of Breach, Buyer shall, within a period of further 3 (three) months, initiate court proceedings in accordance with Section 7.10 in respect of such claim. Should Buyer not bring legal action in accordance with Section 7.10 within such 3 (three) months period, the respective claims of Buyer for misrepresentation or breach of Seller's Representations and Warranties shall be precluded and forfeited (verwirkt).

5.4.2	Seller's Right to Cure and Seller's Liability

With respect to a misrepresentation or a breach of Seller's Representations and Warranties notified by Buyer to Seller pursuant to Section 5.4.1, Seller shall have the right, within 60 Business Days after receipt of the Notice of Breach, to put Buyer in the same position in which it would have been if no misrepresentation or breach of such Seller's Representations and Warranties had occurred. lf, and to the extent that, such cure cannot be effected, or is not effected within such period, Seller shall pay to Buyer all damages, loss, costs and expenses ([excluding consequential, indirect and punitive damages, loss of profit or opportunities and management time]; the "Damage") arising out of such misrepresentation or breach of Seller's Representations and Warranties with the limitations and exclusions as set out in Sections 5.4.3 through 5.4.5.

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5.4.3	Term of Representations and Warranties

Seller's Representations and Warranties shall survive until 6 months after the Closing Date.

5.4.4	Exclusion and Limitation of Liability for Matters Disclosed

All information, facts and circumstances concerning the Assets and the Transaction which have been disclosed in this Agreement including its appendices shall be deemed disclosed to Buyer and shall operate as an exclusion of, or limitation to, Seller's Representations and Warranties and Buyer's respective rights under Section 5.

5.4.5	Limitations of Remedies of Buyer

Seller shall only be liable for any and all claims and Damage of Buyer resulting from a misrepresentation or a breach of Seller's Representations and Warranties if such claim on a stand-alone basis exceeds the amount of CHF 50,000 ("De Minimis Amount"). Seller's liability for all misrepresentations and/or breaches of Seller's Representations and Warranties shall, in the aggregate, not exceed 100% of the cash paid to Seller as part of the Purchase Price at the time the breaches are communicated to Seller.

5.5	Remedy of Seller

The provisions of Section 5.4 shall apply by analogy with respect to any misrepresentation or breach of Buyer's Representations and Warranties.

5.6	Remedies Exclusive

No statutory examination or notification requirements shall apply to this Agreement. The provisions set forth in Section 5.4 shall supersede the provisions of articles 201 and 210 of the CO which shall not be applicable to this Agreement.

Furthermore, The remedies set forth in Section 5.4 and Section 5.5 shall be in lieu of and supersede any remedies provided for or available under applicable laws, and the Parties hereby waive Articles 192 et seq. CO, articles 197 et seq. CO (including article 200 CO and article 97 CO to the extent that it applies to misrepresentations or breaches of warranties). For the avoidance of doubt, this Section 5.6 does not exclude article 199 CO.

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6.	Covenants of the Parties

Seller undertakes to take all measures, sign all documents and effect all declarations necessary to give effect to the Transaction, in particular with regard to the transfer of the IP Rights at no additional costs.

7.	Miscellaneous Provisions
7.1	Transaction Costs and Taxes

Unless otherwise stated herein, each Party shall bear its own costs incurred in relation to this Agreement and the Transaction (including fees of attorneys, experts and advisors).

Unless otherwise stated in this Agreement, any and all taxes and other public charges imposed on one of the Parties in connection with this Agreement and the Transaction are to be borne by the Party on which such tax or public charge is imposed.

Any and all cost incurred in relation to the registration and transfer of IP Rights and Trademarks in connection with this Agreement and the Transaction are to be borne by Buyer.

7.2	Confidentiality

Except to the extent necessary to comply with (i) applicable law or (ii) any legal requirements of any governmental authority from time to time in force and save as permitted by this Agreement, no Party shall divulge or communicate to any person any information regarding this Agreement and/or the Transaction without the other Party's prior written consent.

7.3	Public Announcements

The Parties shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement and the Transaction unless required to do so by law or applicable stock exchange regulations.

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7.4	Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to its subject matter, and shall replace all other prior agreements or understandings of the Parties relating thereto.

The Annexes and preamble to this Agreement form an integral part of this Agreement.

7.5	Amendments and Modifications

This Agreement, including this Section 7.5, may not be amended or modified except by a document in writing duly executed by the Parties. The Parties agree that they jointly negotiated and prepared this Agreement and that it shall not be construed against any Party on the grounds that such Party prepared it.

7.6	Notices

Any notice, request, consent or instruction deemed by any Party to be necessary or desirable to be given to the other Party, shall be validly given, made or served, if in writing and sent by registered mail, courier or fax (in the latter case, a copy also to be sent by registered mail) to the following addresses:

Any notice to be given to Seller hereunder shall be addressed as follows:

Neoptics AG

Bösch 80a

6331 Hünenberg

attn.: Simon Vischer

email: vischer@vischer-partner.ch

Any notice to be given to Buyer hereunder shall be addressed as follows:

Presbia PLC

120-121 Lower Baggot Street

Dublin 2

Republic of Ireland

with a copy to:

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PresbiBio, LLC

8845 Irvine Center Drive

Suite 100

Irvine, CA 92618

United States of America

attn.: Jarett Fenton

email: jfenton@presbia.com

Each Party may at any time change its address by giving notice to the other Party in the manner described above.

A notice shall be deemed to have been delivered on the calendar day it has been dispatched.

7.7	Severability

If any provision of this Agreement shall be invalid under applicable laws, the remaining provisions of this Agreement shall continue to be binding. Instead of the invalid provision, a rule shall apply that achieves as closely as possible the initial intention of the Parties in drafting the invalid provision.

7.8	Transfer and Assignment

Neither Party may assign any of its rights contained in this Agreement to any other party without the consent of the other Party. In case of liquidation of Seller, Seller shall be entitled to transfer its claims under this Agreement after expiry of any period to initiate claims for breach of representations and warranties.

7.9	Governing Law

This Agreement shall be governed by and construed in accordance with Swiss law, without regard to the conflict of laws principles and without regards to the Vienna Convention on international sales of goods.

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7.10	Jurisdiction

All disputes arising out of or in connection with this Agreement, including disputes on its conclusion, binding effect, amendment and termination, shall be resolved exclusively by the competent courts of Zug, Switzerland.

For Seller

Neoptics AG

_______________________________________________________________

Place, Dateby: Simon Vischerby: Manuel Salvisberg

For Buyer

Presbia Ireland, Limited

_______________________________________________________________

Place, Dateby: Todd Cooper

Table of Annexes

Annex 1:IP-Rights

Annex 2:Equipment and Inventory

Annex 3:Trademarks

Annex 4:Documents

Annex 5:Electronic Data

Annex 6:Transfer Agreement for IP Rights

Annex 7:Transfer Agreement for Trademarks